As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-85558

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4148514
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3475 E. Foothill Boulevard, Pasadena, CA 9ll07

(626) 351-4664

(Address, including zip code of principal executive offices)

TETRA TECH, INC.

2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Janis B. Salin

Vice President and General Counsel

TETRA TECH, INC.

3475 E. Foothill Boulevard, Pasadena, CA 91107

(626) 351-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.01 par value	2,500,000 shares	$24.07	$60,175,000	$3,357.77

(1)   Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2005 Equity Incentive Plan (the “2005 Plan”) as a result of stock splits, stock dividends or similar adjustments of the outstanding common stock.

(2)   The securities registered hereby represent an addition to the 7,000,000 shares of common stock issuable under the Tetra Tech, Inc. 2005 Equity Incentive Plan (which amended and restated the Tetra Tech, Inc. 2002 Stock Option Plan), the offer and sale of which were previously registered pursuant to this Registration Statement.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the last sales price for the registrant’s common stock as reported on the NASDAQ Global Select Market on April 29, 2009.

EXPLANATORY NOTE

On April 4, 2002, Tetra Tech, Inc., a Delaware corporation (the “Company”), filed a Registration Statement (333-85558) (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 4,000,000 shares of its common stock which had been authorized and reserved for issuance under the Tetra Tech, Inc. 2002 Stock Option Plan.  The Tetra Tech, Inc. 2005 Equity Incentive Plan amends and restates the 2002 Stock Option Plan.  On August 7, 2007, the Company filed Post-Effective Amendment No. 1 to the Registration Statement to register 3,000,000 additional shares of common stock to be included in the 2005 Equity Incentive Plan. This Post-Effective Amendment No. 2 will register an additional 2,500,000 shares of common stock to be included in the 2005 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

4.1	2005 Equity Incentive Plan (incorporated herein by reference to Annex B to the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders).

4.2

Form of Stock Option Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.3

Form of Restricted Stock Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.4

Form of Stock Appreciation Rights Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.5

Form of Restricted Stock Unit Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

5.1	Opinion of Janis B. Salin, Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 1st day of May, 2009.

TETRA TECH, INC.

By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAN L. BATRACK	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2009
Dan L. Batrack

/s/ DAVID W. KING	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 1, 2009
David W. King

/s/ ALBERT W. SMITH		May 1, 2009
Albert E. Smith	Director

/s/ J. CHRISTOPHER LEWIS	Director	May 1, 2009
J. Christopher Lewis

/s/ PATRICK C. HADEN	Director	May 1, 2009
Patrick C. Haden

/s/ HUGH M. GRANT	Director	May 1, 2009
Hugh M. Grant

/s/ RICHARD H. TRULY	Director	May 1, 2009
Richard H. Truly

/s/ J. KENNETH THOMPSON	Director	May 1, 2009
J. Kenneth Thompson

EXHIBIT INDEX

4.1	2005 Equity Incentive Plan (incorporated herein by reference to Annex B to the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders).

4.2

Form of Stock Option Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.3

Form of Restricted Stock Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.4

Form of Stock Appreciation Rights Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

4.5

Form of Restricted Stock Unit Agreement to be used by the Company in connection with the 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2005).

5.1	Opinion of Janis B. Salin, Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith